UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2013

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of Principal Executive Offices) (Zip Code)

(219) 836-4400

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The NorthWest Indiana Bancorp filed an 8-K on August 30, 2013 that contains an administrative error in the “Item 8.01. Other Events” narrative.  The narrative incorrectly stated that the 8-K is being filed regarding the health of David A. Bochnowski, Chairman and Chief Executive Officer of the Bancorp.  This narrative is from an 8-K that was filed on June 24, 2013.  The August 30, 2013 8-K “Item 8.01. Other Events” narrative should have stated the NorthWest Indiana Bancorp issued a press release announcing that the Board of Directors has declared a quarterly cash dividend of $0.22.

Item 8.01.	Other Events

On August 30, 2013, NorthWest Indiana Bancorp (the "Bancorp") issued a press release announcing that the Board of Directors has declared a quarterly cash dividend of $0.22 per share on the Bancorp's common stock payable on October 4, 2013 to shareholders of record on September 27, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Dividend Press Release dated August 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2013

NORTHWEST INDIANA BANCORP

By:	/s/ David A. Bochnowski
	Name:	David A. Bochnowski
	Title:	Chairman of the Board and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Dividend Press Release dated August 30, 2013